EXHIBIT 1

                             JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.01 per share of Immulogic Pharmaceutical Corporation and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 7th day of September, 1999.

Dated:   September 7, 1999


By: /s/ Carl C. Icahn
    Carl C. Icahn


       RIVERDALE LLC

By: /s/ Carl C. Icahn
    Carl C. Icahn
    Manager



HIGH RIVER LIMITED PARTNERSHIP


By: Riverdale LLC

By: /s/ Carl C. Icahn
    Carl C. Icahn
       Manager






          (Signature page of Schedule 13D - Joint Filing Agreement for
                     Immulogic Pharmaceutical Corporation)